UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 9, 2008

Commission File Number 000-28638

THE FLOORING ZONE, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	20-0019425
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number.)

1245 Brickyard Road, Suite 590, Salt Lake City, Utah
(Address of principal executive offices)

84106
(Zip code)

(801) 433-2000
(Registrant’s Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 2.01 is incorporated by reference herein

Item 2.01 Completion of Acquisition or Disposition of Assets

ACQUISITION OF PROFIRE COMBUSTION, INC.

On September 30, 2008 The Flooring Zone, Inc. entered into an Acquisition Agreement among The Flooring Zone, Inc. and Profire Combustion, Inc. and the Shareholders of Profire Combustion, Inc. (the “Acquisition Agreement”), subject to customary closing conditions. All conditions for closing were satisfied or waived by, and the transaction closed on October 9, 2008.

Pursuant to the terms and conditions of the Acquisition Agreement, 35,000,000 shares of restricted common stock of the Flooring Zone, Inc. (the “Flooring Zone”) were issued to the three shareholders of Profire Combustion, Inc., (the “Profire Shareholders”) in exchange for all of the issued and outstanding shares of Profire Combustion, Inc. (“Profire”). As a result of the transaction, Profire became a wholly-owned subsidiary of Flooring Zone. For accounting purposes, Profire is considered the accounting acquirer.

As discussed in more detail herein, at the closing, Andrew Limpert resigned as the Company’s interim Chief Executive Officer and President. The board of directors appointed Brenton W. Hatch, the Chief Executive Officer of Profire, as the Chief Executive Officer and President of the Company. The board of directors appointed Harold Albert, the President and Chief Operating Officer of Profire, as the Chief Operating Officer of the Company. Mr. Limpert, who had also been acting as the Company’s interim Chief Financial Officer has now been named as the Chief Financial Officer on a permanent basis. Mr. Limpert will continue as a director of the Company.

As discussed in more detail in Item 5.02 below, on October 9, 2008, Joel Arline tendered his resignation as a director of the Company. The Acquisition Agreement provides for the appointment of two individuals designated by Profire to be appointed to the board of directors. Mr. Hatch and Mr. Albert will be appointed to fill vacancies on the Company’s board of directors 10 days after the mailing of a Schedule 14F-1 to the Company’s shareholders.

The description of the Acquisition Agreement contained in this Current Report on Form 8-K is only a summary of that document and is qualified in its entirety by reference to the terms of the Acquisition Agreement among The Flooring Zone, Inc. and Profire Combustion, Inc. and the Shareholders of Profire Combustion, Inc., dated September 30, 2008, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

DESCRIPTION OF BUSINESS

Business and History of The Flooring Zone, Inc.

The Flooring Zone, Inc. incorporated in the State of Nevada on May 5, 2003. From May 2003 through the fourth quarter 2007, Flooring Zone was engaged in the retail floor covering business. During the fourth quarter 2007, due to ongoing poor performance, Flooring Zone discontinued its retail floor covering operations.

Business and History of Profire Combustion, Inc.

Profire Combustion, Inc. incorporated in the province of Alberta, Canada on March 6, 2002. Profire provides products and services for burners and heaters for the oil and gas industry.

The following is a description of the business of Profire.

Principal Products and Services

Profire is a provider of safe and efficient burner-management systems and services for use in oilfield combustion.

In the oil and natural gas industry there are numerous demands for heat generation and control. The product in pipelines and storage tanks must be kept sufficiently warm to flow efficiently. Equipment of all kinds, including line-heaters, dehydrators, dewaterers, separators, treaters, amine reboilers, free-water knockout systems, etc. require sources of heat to satisfy their various functions. In addition to the need for combustion products to meet heating demands, there is also a need for skilled combustion technicians. Profire was founded to try to meet some of these needs.

Initially, Profire’s primary focus was on providing installation and maintenance services to service the products and systems of other manufacturers. Management soon determined, however, that it would be in Profire’s best interest to also establish itself as a product supplier. Management also recognized the need to develop its own proprietary burner-management systems to monitor and control combustion. The principal developmental goal of Profire in building its own system was to ensure that the system would meet or exceed the highest safety and quality standards in the industry and that the system would be functional and easily controlled by oilfield operators. With this goal in mind, Profire developed the Profire 1100 combustion-management system. This system has become widely popular in Western Canada, with sales to such companies as Exxon-Mobil, Shell, ConocoPhillips, Devon Energy, Petro-Canada, Encana and many others. This system has also been sold and installed in various parts of the world, including the United States, France, Italy, England, the Middle East, Australia, China and Brazil.

In addition to the Profire 1100 combustion management system, Profire manufactures other systems and products for sale, including a burner management system specific to incinerator systems, called the Profire 1100i and “fuel-trains” or “valve-trains” to accompany system installations. These fuel-trains include piping, valves, controls, etc relating to the process of safely providing fuel to burners, as well as having safety controllers to monitor operations. Profire has also developed and is currently testing a more advanced burner-management system prototype that it believes will soon be market ready.

Principal Markets

Since inception, Profire has focused its sales efforts primarily in Western Canada. Given its success in that market, management has determined to expand its sales efforts to other markets, especially the U.S. market. At present, management believes the best way to penetrate foreign markets is to retain well-established supply companies to represent Profire products and market them to their existing customers. Management hopes to take advantage of those existing relationships to rapidly establish market share in new markets. Management also believes this strategy will be less costly than to establish its own in-house sales force in each new market it wishes to enter. Profire is currently contacting product supply houses in various new markets to represent its products.

Demand for Profire Products

As government and industry continue to heighten safety standards, demand for combustion safety controllers and management systems, such as those produced by Profire, continues to grow. The arena of mixing fire and gas is an area of obvious focus for safety regulators. Governing bodies have historically been reticent to establish standards that were too demanding, as safety products and policing capabilities were not readily available. Profire has always focused on providing products and services that exceed existing safety standards. Profire believes that as it continues to enhance the safety features of its products, the safety standards and codes in the industry will become more stringent, further increasing demand for its products. Oil companies too are seeing the significant benefits of the enhanced safety Profire’s products provide. In addition to the safety benefits, oil companies are beginning to recognize the significant increases in efficiency that can be realized through the use of Profire’s burner management systems and products.

Suppliers and Availability of Raw Materials

Profire has contracted with a third-party manufacturer, to manufacture its burner management systems, specifically the Profire 1100 and the Profire 1100i. This has helped to improve manufacturing efficiencies. Under the direction of Profire’s product engineer, the manufacturer is able to procure all electronic parts, specialty cases and components, and from those, assemble the complete system. Using specialty equipment and processes provided by Profire, the system is tested on-site by the manufacturer and if the finished product is acceptable, it is shipped to Profire for distribution. Orders to the manufacturer are typically for 500 to 1,000 systems. The shipments are usually limited to 250 systems, so that in the event any one shipment is lost or damaged, inventory levels are not seriously impacted. The entire process is typically completed within sixty days of issuing the purchase order.

While Profire has a contract in place with this manufacturer, should it lose their services, for whatever reason, Profire believes it has adequate alternative manufacturing sources available. Profire does not have contracts in place with the parties from whom it acquires parts and products. But Profire believes it has adequate alternative sources available should they be needed.  In the past, Profire has not experienced any sudden and dramatic increases in the prices of the major components for its systems. Because the component parts Profire uses are all low priced (none are currently higher than $40), Profire does not anticipate that a sudden or dramatic increase in the price of any particular component part would have a material adverse effect on the results of its operations and financial condition, particularly if Profire were unable to increase its sale prices proportionate to any such component price increases.

Dependence upon Major Customers

During the fiscal year ended March 31, 2007, only one customer, Grit Industries Inc./A-Fire Holdings Ltd. accounted for more than 10% of Profire’s revenues. During that year, this client accounted for 16.3% of total revenues. During the fiscal year ended March 31, 2008, Profire had two customers that accounted for more than 10% of its revenues. Grit Industries Inc./A-Fire Holdings Ltd. accounted for 31.6% of revenues and Heating Solutions International Inc. accounted for 11.6% of revenues.

Often Profire’s customers, as is the case with Grit Industries Inc./A-Fire Holdings Ltd. and Heating Solutions International Inc., are contractors for large oil companies who specify the use Profire equipment. Typically, Profire’s customers bid for the same jobs, so if one does not get the job, another will. Regardless, of who wins the contract, if the oil company bidding out the job requires Profire equipment the winning bidder will have to acquire the equipment from Profire. Of course, the loss of any one or both of Grit Industries Inc./A-Fire Holdings Ltd. or Heating Solutions International Inc as customers,could have a material adverse effect on Profire’s business, consolidated financial condition, results of operations and cash flows.

Patents, Trademarks and Other Intellectual Property

Profire believes that the success of its business depends more on the technical competence, creativity and marketing abilities of its employees than on any individual patent, trademark, or copyright.  Historically, the cost, both in time and dollars, of seeking patents, has not made sense for Profire. Nevertheless, as part of its ongoing research, development and manufacturing activities, in the future Profire may seek patents when appropriate on inventions concerning new products and product improvements.

Backlog

The dollar amount of backlog believed to be firm was approximately $370,407 at September 30, 2008 and $278,426 at September 30, 2007. The backlog existing at September 30, 2007 was fulfilled by December 31, 2007. Profire expects to fulfill substantially all of the backlog that existed at September 30, 2008 by December 31, 2008. Sales backlog consists of firm customer orders for which a purchase or work order has been received, satisfactory credit or a financing arrangement exists, and delivery is scheduled.  There can be no assurance, however, that the orders representing such backlog will not be cancelled.

Competition

Based on Profire’s experience, it believes most of the other companies in its industry are small one or two man service companies or product retailers who sell products, but have no service department to support their products. As Profire offers both product sales and service, it believes it holds a competitive advantage over many of its competitors, having said that, the oilfield services industry is highly competitive. As this industry grows and matures we anticipate other companies may seek to enter the market. Some of these companies may be more highly capitalized or better situated to take advantage of market opportunities.

Research and Development

Profire places strong emphasis on product-oriented research and development relating to the development of new or improved products and systems. During the years ended March 31, 2008 and March 31, 2007 Profire spent $86,378 and $285,007, respectively, on company-sponsored research and development programs. None of these research and development costs were paid by Profire’s customers.

Effects of Compliance with Federal, State and Local Laws

Profire’s business is affected by local, provincial, state, federal and foreign laws and other regulations relating to the gas and electric safety standards and codes presently extant in the oil and gas industry, as well as laws and regulations relating to worker safety and potentially environmental protection. We cannot predict the level of enforcement of existing laws and regulations or how such laws and regulations may be interpreted by enforcement agencies or court rulings, whether additional laws and regulations will be adopted, or the effect such changes may have on it, its businesses or financial condition.

In addition, Profire’s customers are affected by laws and regulations relating to the exploration for and production of natural resources such as oil and natural gas. These regulations are subject to change, and new regulations may curtail or eliminate customer activities in certain areas where Profire currently operates. We cannot determine the extent to which new legislation may impact customer activity levels, and ultimately, the demand for Profire products and services.

Government Contracts

No material portion of Profire’s business is subject to renegotiation of profits or termination of contracts by the United States or other governments.

Employees

As of October 10, 2008, Profire had approximately 11 employees.

Available Information

We file annual, quarterly and current reports, proxy statements and information statements and any amendments to those reports or statements, with the United States Securities and Exchange Commission (“SEC”). The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Alternatively, you may access these reports at the SEC’s internet website: http://www.sec.gov/.

RISK FACTORS

In addition to the risks discussed under the heading “Description of Business” Profire is subject to the following risks.

Risks Relating to Profire’s Business

Profire’s business and financial condition could be materially impacted if it loses the services of certain employees. Profire’s success depends to a significant extent upon the expertise and continued service of Harold Albert, its President and COO and Alan Johnson, its development engineer. While Profire is endeavoring to train other individuals who could provide the services and expertise of Mr. Albert or Mr. Johnson, the loss of their services at the present time would have a material adverse impact on Profire’s growth, product development, revenues and prospective business. Profire does not currently have employment agreements with Mr. Albert or Mr. Johnson, nor does it currently maintain key-man insurance on any of its employees. Although it does not solve the potential problem of a loss of the services of Mr. Albert or Mr. Johnson, Profire intends to seek key-man insurance on these individuals, and perhaps others, to help in the case of such an event.

Profire’s inability to attract and retain skilled workers may impair growth potential and profitability. Profire’s ability to remain productive and profitable will depend substantially on its ability to attract and retain skilled workers. Profire’s ability to expand its operations is in part impacted by its ability to increase its labor force. The demand for skilled oilfield employees is high, and the supply is very limited. A significant increase in the wages paid by competing employers could result in a reduction in its skilled labor force, increases in the wage rates paid by it, or both. If either of these events were to occur, Profire’s capacity and profitability could be diminished, and its growth potential could be impaired.

The concentration of Profire’s customers in one industry and one region may impact overall exposure to credit risk. Substantially all of Profire’s customers operate in the energy industry in Western Canada. This concentration of customers in one industry and one region may impact Profire’s overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic and industry conditions. Profire performs ongoing credit evaluations of its customers and does not generally require collateral in support of its trade receivables.

Profire’s business has potential liability for litigation, personal injury and property damage claims assessments. Profire’s operations involve exposure to inherent risks, including explosions and fires. If any of these events were to occur, it could result in liability for personal injury and property damage, pollution or other environmental hazards or loss of production. Litigation may arise from a catastrophic occurrence at a location where Profire’s equipment and services are used. This litigation could result in large claims for damages. The frequency and severity of such incidents could affect Profire’s operating costs, insurability and relationships with customers, employees and regulators. These occurrences could have a material adverse effect on Profire. Profire maintains what it believes is prudent insurance protection. We cannot assure you that Profire will be able to maintain adequate insurance in the future at rates it considers reasonable or that its insurance coverage will be adequate to cover future claims and assessments that may arise.

Some of Profire’s products use equipment and materials that are available from a limited number of suppliers. Profire purchases equipment provided by a limited number of manufacturers who specialize in combustion burner equipment. During periods of high demand, these manufacturers may not be able to meet its requests for timely delivery, resulting in delayed deliveries of equipment and higher prices for equipment. There are a limited number of suppliers for certain materials used in burner management systems, Profire’s largest product line. While these materials are generally available, supply disruptions can occur due to factors beyond Profire’s control. Such disruptions, delayed deliveries, and higher prices could limit its ability to provide services, or increase the costs of providing services, thus reducing revenues and profits.

If Profire is unable to expand into new markets, its ability to grow its business and profitably as planned could be materially adversely effected. Profire intends to pursue an aggressive growth strategy for the foreseeable future. Projected future operating results will depend largely upon Profire’s ability to expand to new markets and increase sales. To support this growth, Profire will increase its marketing expenditures, add new employees and open additional offices. There can also be no assurance that Profire will be able to expand its market share in its existing markets or successfully enter new or contiguous markets. Nor can there be any assurance that such expansion will not adversely affect its profitability and results of operations. If Profire is unable to manage its growth effectively, its business, results of operations and financial condition could be materially adversely affected.

If Profire is unable to manage growth effectively, its business, results of operations and financial condition could be materially adversely affected. Its ability to successfully expand to new markets is dependent on a number of factors including:

•	the ability to hire, train and assimilate new employees;
•	the adequacy of our financial resources;
•	the ability to correctly identify and exploit new geographical markets and to successfully compete in those markets

There can be no assurance that Profire will be able to achieve the planned expansion, that its products will gain access to new markets or be accepted in new marketplaces or that in new markets it will achieve planned operating results or results comparable to those it experiences in existing markets.

Changes in the level of capital spending by its customers could negatively impact Profire’s business and financial condition. Profire’s principal customers are oil and natural gas exploration and production companies. Profire’s results of operations are dependent on the level of capital spending by the energy industry. The energy industry’s level of capital spending is substantially related to the prevailing commodity price of natural gas and crude oil. Low commodity prices have the potential to reduce the amount of crude oil and natural gas that Profire’s customers can produce economically. While its products actually enhance the efficiency of their wells, we believe a prolonged downturn in the levels of the capital spending of Profire’s customers could lead to reductions in the capital spending budgets of its clients and reductions in the demand for its products and services.

Risks Relating to our Stock

Liquidity of Common Stock. Our common stock has limited trading volume on the Over-the-Counter Bulletin Board and is not listed on a national exchange. Moreover, a significant percentage of the outstanding common stock is “restricted” and therefore subject to the resale restrictions set forth in Rule 144 of the rules and regulations promulgated by the SEC under the Securities Act. These factors could adversely affect the liquidity, trading volume, price and transferability of our common stock.

Our management has a substantial ownership interest, and the availability of the Company’s common stock to the investing public may be limited. The availability of Flooring Zone common stock to the investing public may be limited to those shares not held by our executive officers, directors and their affiliates, which could negatively impact its trading prices and affect the ability of minority stockholders to sell their shares. Future sales by executive officers, directors and their affiliates of all or a portion of their shares could also negatively affect the trading price of our common stock.

You may face significant restrictions on the resale of our common stock due to federal regulations of penny stocks. Once common stock is subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as long as the price of our common stock is below $4.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $4.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

There is no assurance that our common stock will remain on the OTC Bulletin Board. In order to maintain the quotation of our shares of common stock on the OTC Bulletin Board, we must remain a reporting company under the Exchange Act. This requires us to comply with the periodic reporting and proxy statement requirements of the Exchange Act. If we fail to do so, it is possible that our common stock could be removed from the OTC Bulletin Board and then be traded on the Pink Sheets. In either venue, an investor may find it difficult to obtain accurate quotations as to the market value of the common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

FINANCIAL INFORMATION

Selected Financial Data

We are a smaller reporting company, as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, and are not required to provide this information.

Management’s Discussion and Analysis

This discussion summarizes the significant factors affecting Profire’s consolidated operating results, financial condition, liquidity and capital resources during the years ended March 31, 2008 and 2007 and the three months ended June 30, 2008 and 2007. For a complete understanding, this Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the Financial Statements and Notes to the Financial Statements contained in this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report contains forward-looking statements as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These statements relate to future events or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. Such statements are based on currently available financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from historical experience and present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Overview

The Flooring Zone, Inc. was incorporated in the State of Nevada on May 5, 2003. On September 30, 2008 the Flooring Zone, Inc. entered into an Acquisition Agreement with Profire Combustion, Inc., an Alberta, Canada corporation, under which The Flooring Zone, Inc. acquired 100% of the outstanding common shares of Profire Combustion, Inc. in exchange for the issuance of 35,000,000 common shares.

Following closing of the exchange, the three Profire Combustion, Inc. shareholders held 78% of The Flooring Zone, Inc. common stock outstanding after the transaction and therefore Profire Combustion, Inc. is considered the acquirer for financial reporting purposes. Accordingly, the accompanying financial statements are the financial statements of Profire Combustion, Inc. for all periods presented.

Results of Operations

Comparison of the years ended March 31, 2008 and 2007

Total Revenues

During the year ended March 31, 2008 total revenues were $4,352,536, compared to $2,158,115 during the year ended March 31, 2007. The increase in total revenues is primarily attributable to a 102% increase in sales of goods during the year ended March 31, 2008. During the year ended March 31, 2007, product sales accounted for 66% of total revenues and service accounted for 34% of total revenue. During the year ended March 31, 2008, product sales increased 150% compared to 2007 and accounted for 82% of total revenues. Services revenue increased 7% compared to 2007, but accounted for only 18% of total revenue. The decrease in services revenues as a percentage of total revenues is directly related to a shift in our business model to focus our efforts to establishing ourselves as a product manufacturer and retailer. We expect total revenues will continue to grow as we continue to expand our operations.

Cost of Goods Sold

Cost of goods sold during the twelve months ended March 31, 2008 was $2,591,562 compared to $1,008,215 during the twelve months ended March 31, 2007. This 57% increase is the result of the increase of sales of certain systems needing assembly, certain specialized components, storage and factory space and the associated labor to perform these functions. During the year ended March 31, 2008, cost of goods sold as a percentage of total revenues increased to 60% of total revenue compared to 47% during the year ended March 31, 2007. The principle reason for the increase in cost of goods sold as a percentage total revenues during the 2008 year was the shift of our business focus from service to place greater emphasis on manufacturing and product sales. We anticipate as product sales increase cost of goods sold will also increase, although we expect as a percentage of total revenues cost of goods sold will remain fairly consistent.

General and Administrative Expenses

General and administrative expenses for the year ended March 31, 2008 were $985,899, a $344,761 or 54% increase compared to the same twelve month period ended March 31, 2007. This increase in general and administrative expense was largely the result of a general increase in operational activity, including increasing service personnel labor costs, increasing transportation, shipping and fuel expenses and the expansion of our distribution territory. We expect general and administrative expenses will continue to increase at the same or higher rates as we continue to expand our business.

Payroll Expense

Payroll expense during the twelve months ended March 31, 2008 was $365,640 or 119% higher than during the twelve months ended March 31, 2007. This increase in payroll expense was the result of both the hiring of additional employees and wage increases for existing employees and management coupled with a 78% increase in management bonuses. We anticipate during the year ending March 31, 2009 payroll expense will be fairly consistent with payroll expenses realized in 2008.

Total Other Expense

Total other expense was lower by $3,845 during the year ended March 31, 2007. During our 2008 fiscal year, we recognized a $20,560 impairment in the value of available for sale securities, which amount was offset by a $27,056 gain on the sale of fixed assets. We anticipate both of these events are one time occurrences and we do not expect to realize a similar impairment or gain in the upcoming months. During the 2008 fiscal year, we also paid $2,659 more in interest expense than during our 2007 fiscal year.

Foreign Currency Translation Adjustment

The consolidated financial statements are presented in U.S. dollars. Our functional currency is Canadian dollars. The financial statements of the Company were translated to U.S. dollars using year-end exchange rates for the balance sheet and weighted average exchange rates for the statements of operations. Equity transactions were translated using historical rates. Foreign currency translation gains or losses as a result of fluctuations in the exchange rates are reflected in the statement of operations and comprehensive income.

Therefore, the translation adjustment in the consolidated financial statements represents the translation differences from translation of our financial statements. As a result, the translation adjustment is commonly, but not always, positive if the average exchange rates are lower than exchange rates on the date of the financial statements and negative if the average exchange rates are higher than exchange rates on the date of the financial statements.

Total Comprehensive Income

For the foregoing reasons, our total comprehensive income was $385,898 or 62% higher during the year ended March 31, 2008 compared to the year ended March 31, 2007.

Liquidity and Capital Resources

Since inception, the operations of the Company have been financed primarily from cash flow from operations and loans from Company executives. We have a revolving credit line of approximately $200,000 with a local banking institution that we also use from time to time to satisfy short-term fluctuations in cash flows.

As of March 31, 2008 we had total assets of $2,227,252 including cash and cash equivalents of $33,097. At March 31, 2008 total liabilities were $1,093,029, all of which were current liabilities.

During the twelve months ended March 31, 2008 and 2007 cash was primarily used to fund operations. See below for additional discussion and analysis of cash flow.

	Twelve months ended March 31, 2008	Twelve months ended March 31, 2007

Net cash (used in) provided by operating activities	$(31,927)	$193,203
Net cash (used in) provided by investing activities	$(58,227)	$(209,080)
Net cash provided by financing activities	$123,155	$6,744
Foreign currency translation adjustment	$14	$148

NET INCREASE (DECREASE) IN CASH	$33,015	$(8,985)

With our efforts to grow our business and the shift in our business model to focus more on manufacturing and product sales, net cash used in our operating activities increased. This increase was primarily the result of increases in inventory and trade receivables, which was partially offset by an increase in accounts payable. As noted above, from time to time we may also draw down on our revolving credit line to meet short-term cash needs. Accounts receivable continue to increase year to year and these could be factored if needed to provide cash flow but to date have not been needed. We have no current capital commitments outside of general operations and do not anticipate any in the near future.

Cash flow used in investing activities decreased during the year ended March 31, 2008 primarily because we made significant property and equipment acquisitions during the year ended March 31, 2007. Also during the 2008 year we realized $6,776 from the sale of equipment. We sold no equipment during the 2007 year.

During the twelve months ended March 31, 2008 we realized $123,155 net cash from financing activities as we entered into certain debt obligations that resulted in proceeds to the Company of $193,603. These funds were partially offset by repayment of certain obligations.

Summary of Material Contractual Commitments
The following table lists our significant commitments as of March 31, 2008.

Payments Due by Fiscal Year
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Short term debt-related parties	$ 194,571	$ 194,571	$ -	$ -	$ -
Total	$ 194,571	$ 194,571	$ -	$ -	$ -

Inflation

We believe that inflation has not had a significant impact on our operations since inception.

Off-Balance Sheet Arrangements

As of March 31, 2008 and 2007 we had no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that management make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ significantly from those estimates.

We believe the following critical accounting policies affect the more significant estimates and judgments used in the preparation of our financial statements.

Foreign Currency and Comprehensive Income - The Company’s functional currency is the Canadian dollar (CAD). The financial statements of the Company were translated to USD using year-end exchange rates for the balance sheet, and average exchange rates for the statements of operations. Equity transactions were translated using historical rates. The period-end exchange rates of 1.0111, 1.0279 and 1.1529 were used to convert the Company’s June 30, 2008, March 31, 2008 and 2007 balance sheets, respectively, and the statements of operations used weighted average rates of 1.01039, 1.0327 and 1.1386 for the three months ended June 30, 2008, and the years ended March 31, 2008 and 2007, respectively. All amounts in the financial statements and footnotes are presumed to be stated in USD, unless otherwise identified. Foreign currency translation gains or losses as a result of fluctuations in the exchange rates are reflected in the Statement of Operations and Comprehensive Income.

Revenue Recognition - The Company records sales when a firm sales agreement is in place, delivery has occurred or services have been rendered, and collectability of the fixed or determinable sales price is reasonably assured. If customer acceptance of products is not assured, the Company records sales only upon formal customer acceptance.

Accounts Receivable - Receivables from the sale of goods and services are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts.  The allowance is calculated based on past collectability and customer relationships.  The Company did not find it necessary to record an allowance for doubtful accounts for the periods ended June 30, 2008, March 31, 2008 and 2007 since it determined that all accounts are collectible.

Cash and Cash Equivalents - For purposes of the statement of cash flows, cash and cash equivalents include cash and all debt securities with an original maturity of 90 days or less.

As of June 30, 2008, and March 31, 2008 and 2007, book balances totaled $3,807, $33,097 and $82, respectively. These deposits were insured entirely by insurance accounts held by the Company’s banks guaranteed by the Province of Alberta, Canada.

Recently Issued Financial Accounting Standards

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  The statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for fiscal years beginning on or after December 15, 2008.  The statement applies prospectively as of the beginning of the fiscal year in which this is applied.

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations.”  This statement replaces FASB Statement No. 141, “Business Combinations.”  This statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination.  This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement.  This Statement requires the costs incurred to effect the acquisition (acquisition-related costs) to be recognized separately from the acquisition.  Also, this statement requires the acquirer to recognize those restructuring costs separately from the business combination.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In March of 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 161, “Disclosures about Derivative Instruments and Hedging Activities”—an amendment of FASB Statement No. 133, “Accounting for Derivatives and Hedging Activities.”  SFAS No. 161 has the same scope as Statement No. 133 but requires enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  SFAS No. 161 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May of 2008 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 163, “Accounting for Financial Guarantee Insurance – an interpretation of FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises”. This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This statement also clarifies how Statement 60 applies to financial guarantee insurance contracts. This statement is effective for fiscal years beginning after December 15, 2008. This statement has no effect on the Company’s financial reporting at this time.

In May of 2008, the FASB issued Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This statement identifies literature established by the FASB as the source for accounting principles to be applied by entities which prepare financial statements presented in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following approval by the SEC of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” This statement will require no changes in the Company’s financial reporting practices.

None of the above new pronouncements has current application to the Company, but may be applicable to our future financial reporting.

Quantitative and Qualitiative Disclosures About Market Risk

We are a smaller reporting company, as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, and are not required to provide this information.

DESCRIPTION OF PROPERTIES

Our principal operational offices are located at Bay 12, 55 Alberta Avenue, Spruce Grove, Alberta, Canada T7X 3A6 where we own approximately 8,000 square feet of office and warehouse space. We anticipate this facility will be suitable and adequate for our needs for the next twelve months. If the need arose, however, we believe we could secure additional space on acceptable terms. We will also maintain a management office in Salt Lake City, Utah, where our Chief Financial Officer, Andrew Limpert, allows us to utilize a portion of his offices. We currently pay no rent to Mr. Limpert and he is under no obligation to make this space available. As we grow our business and presence in the United States, we expect to expand our U.S. employment base. We are currently searching for an appropriate facility to which we can relocate our Utah office.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The term “beneficial owner” refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to receive distributions from the company and proceeds from sales of the shares). Inasmuch as these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed the beneficial owner of the same shares because there is shared power of investment or shared rights of ownership.

The following table sets forth as of October 9, 2008 the name and the number of shares of our common stock, par value of $0.001 per share, held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of the 45,000,000 issued and outstanding shares of our common stock, and the name and shareholdings of each director and of all officers and directors as group.

Type of Security	Name and Address	Amount & Nature of Beneficial Ownership	% of Class

Common	Brenton W. Hatch(1)	15,750,000	35%
	Bay 12, 55 Alberta Ave.
	Spruce Grove, Alberta, Canada T7X 3A6

Common	Harold Albert(1)	15,750,000	35%
	Bay 12, 55 Alberta Ave.
	Spruce Grove, Alberta, Canada T7X 3A6

Common	Andrew Limpert(1)	5,325,150(2)	12%
	1245 Brickyard Road, Suite 590
	Salt Lake City, Utah 84106

Common	Michael Carroll	4,105,100	9%
	408 Brewster Lane
	Saint Simmons Island, Georgia 31522

Common	Shelly Nichol	3,500,000	8%
	Bay 12, 55 Alberta Ave.
	Spruce Grove, Alberta, Canada T7X 3A6
All officers and directors as a group (3 persons)		36,825,150	82%
	TOTAL	44,430,250	99%

(1) Mr. Hatch, Mr. Albert and Mr. Limpert are executive officers of the Company. Mr. Limpert is the sole director of the Company. Mr. Hatch and Mr. Albert will be appointed to fill vacancies on the board of directors 10 days after mailing of a Schedule 14F-1 to the Company’s shareholders.

(2) In connection with the Acquisition Agreement, Mr. Limpert agreed to cancel 6,224,950 shares of his common stock of the Flooring Zone.

Changes in Control

Except as described herein in connection with the acquisition of Profire Combustion, Inc., by The Flooring Zone, Inc., there are no other arrangements known to us, that may at a subsequent date, result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth our directors, nominees and executive officers, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successors are duly elected by the stockholders. Officers and other employees serve at the will of the board of directors.

Name	Age	Positions Held	Director Since

Andrew Limpert	39	CFO, Secretary and Director	November 2007
Brenton W. Hatch	58	CEO, President and Director(1)	October 2008
Harold Albert	46	COO and Director(1)	October 2008

(1)

Pursuant to the Acquisition Agreement, it is contemplated that Mr. Arline will resign as a director of the Company. Mr. Hatch and Mr. Albert will be appointed to fill vacancies on the board of directors 10 days after mailing of a Schedule 14F-1 to the Company’s shareholders.

The above individuals serve as executive officers and/or directors. A brief description of their positions, proposed duties and their background and business experience follows:

Andrew Limpert. Mr. Limpert graduated from the University of Utah with a Bachelors of Science degree in Finance in 1994. He earned a Masters of Business Administration with an emphasis in Finance in 1998. Mr. Limpert joined Flooring Zone in November 2007. Since 1998, he has been an investment advisor with Belsen Getty, LLC, providing wealth management direction and strategic and financial advice for several investment banks.  For the past 15 years he has founded, consulted on and funded numerous businesses in the private and public arenas.  Mr. Limpert has been associated with Axxess Funding Group, LLC since 2004 as its marketing manager.  In 2007 he became the chairman of the board of directors of Nine Mile Software Inc a rebalancing and mutual fund trading software developer. Nine Mile Software became an SEC registrant during 2008. Mr. Limpert serves as a director of BBM Holdings, Inc. a New York based provider of ship-to-shore internet connectivity technology. BBM Holdings, Inc. is also an SEC registrant.

Brenton W. Hatch. Mr. Hatch co-founded Profire Combustion, Inc. in 2002. Since that time he has served as the Chief Executive Officer and General Manager of the Company. Mr. Hatch has been responsible for the day-to-day operations of Profire since its inception. Prior to founding Profire, between 2001 and 2002 Mr. Hatch was a Management Consultant and General Manager of Titan Technologies, Inc., an oilfield service and distribution company in Edmonton, Alberta, Canada. In this position, Mr. Hatch performed an in-depth analysis of the operations and management of all divisions of Titan Technologies. Based on his analysis, Mr. Hatch implemented company-wide operational changes to improve company performance. From 1989 to 2000 Mr. Hatch served as President and Chief Executive Officer of Keaton International, Inc., an educational services company based in Edmonton, Alberta, Canada. Mr. Hatch managed all executive functions of the company and particularly focused on the development and management of the company’s educational services. During his time at Keaton International, Mr. Hatch led corporate networking and marketing campaigns world-wide. Mr. Hatch earned a Bachelor’s Degree in Education from the University of Alberta in 1974. Mr. Hatch is not a nominee or director of any other SEC registrant.

Harold Albert. Mr. Albert co-founded Profire Combustion, Inc. in 2002. He has served as the President and Chief Operating Officer of Profire since that time. Mr. Albert is responsible for research and development of new products and services. He oversees the Company’s Canadian operations. Prior to founding Profire, Mr. Albert worked in the oil services industry for Titan Technologies, Inc. from 1996 to 2002. During that time Mr. Albert served as an Associate Manager overseeing the company’s burner division. From 1993 to 1996 Mr. Albert was employed with Natco Canada doing start up and commissioning of oil and gas facilities in both Canada and Russia. Mr. Albert is not a nominee or director of any other SEC registrant.

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

During the past five years none of our executive officers, directors, promoters or control persons has been involved in any of the following events that could be material to an evaluation of his ability or integrity, including:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.

Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, which judgment has not subsequently been reversed, suspended, or vacated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2007, Brent Hatch and Harold Albert loaned Profire $50,000 Canadian dollars, and in August 2007 Brent Hatch and Harold Albert loaned Profire $150,000 Canadian dollars, which in total was the equivalent of $194,571 in U.S. dollars based on conversion rates at March 31, 2008, by way of an unsecured promissory notes. The promissory notes are non-interest bearing and are due March 31, 2009.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in matters may arise from time to time that may harm our business. We are not currently aware of any legal proceedings or claims against the Company.

EXECUTIVE COMPENSATION

The following table summarizes the total compensation paid to the individuals serving as principal executive officers (the “named executive officers”) during the fiscal years ending March 31, 2008 and 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Brenton W. Hatch(1)	2008	86,500	200,113	-0-	11,784	298,397
CEO	2007	97,722	117,341	-0-	27,292	242,355

Andrew Limpert (2)	2008	-0-	-0-	-0-	-0-	-0-
CFO and Former CEO

Harold Albert(3)	2008	86,500	200,005	-0-	11,320	297,825
COO	2007	97,722	18,819	-0-	16,081	132,622

(1)	Mr. Hatch served as CEO of Profire Combustion, Inc. during the fiscal years ended March 31, 2008 and 2007.

(2)	Mr. Limpert served as interim CEO and interim CFO of The Flooring Zone, Inc. from November 29, 2007 to October 2008.

(3)	Mr. Albert served COO of Profire Combustion, Inc. during the years ended March 31, 2008 and 2007.

Other Income

During the years ended March 31, 2008 and 2007 Profire purchased vehicles for and paid for fuel, maintenance and other vehicle related costs for Mr. Hatch and Mr. Albert.

Employment Agreements

We do not currently have employment agreements with any of the above named executive officers. We are currently negotiating employment agreements with our executive officers. The terms of compensation of our executive officers, including the terms of any employment agreements we may enter into with any of them, will be determined by our board of directors.

Employer Benefit Plans

At the current time, we do not provide any health care, retirement, pension, or other benefit plans to our named executive officers; however, the board of directors may adopt plans as it deems reasonable under the circumstances.

Termination of Employment and Change of Control Arrangement

There are no compensatory plans or arrangements, including payments to be received from us, with respect to any person named in cash compensation set forth above that would in any way result in payments to any such person because of resignation, retirement, or other termination of such person’s employment with the Company or its subsidiary, or any change in control, or a change in the person's responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year End

None of the named executive officers held outstanding equity awards at the years ended March 31, 2008 and 2007.

Stock Option Plan

On May 13, 2003 we adopted The Flooring Zone, Inc., 2003 Stock Incentive Plan (the “Plan”). The Plan allows Flooring Zone to grant options to its key employees, officers, directors, consultants, advisors and sales representatives to purchase up to 500,000 shares of its $.001 par value restricted common stock at an exercise price to be determined by the Stock Option Committee of the board at the time of grant. In 2003 Flooring Zone granted 45,000 options, none of which were granted to any of the named executive officers. These options vested immediately and were exercised in 2003. 455,000 options are still available for granting.

Employee Stock Purchase Plan

We do not currently have an employee stock purchase plan in place.

Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors for services on our board during the fiscal year ended March 31, 2008.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation	Total ($)
Andrew Limpert(1)	-0-	-0-	-0-
Brenton W. Hatch(2)	-0-	-0-	-0-
Harold Albert(2)	-0-	-0-	-0-
Joel Arline	-0-	10,650(3)	-0-

(1)	Mr. Limpert was appointed to the board of directors of The Flooring Zone, Inc., on November 29, 2007.

(2)

Mr. Hatch and Mr. Albert have been directors of Profire Combustion, Inc. since its inception in 2002. As discussed in this Current Report, Mr. Hatch and Mr. Albert will be appointed to fill vacancies on the board of directors of The Flooring Zone, Inc. ten days after the mailing of a Schedule 14F-1 to our shareholders.

(3) Mr. Arline is a certified public accountant. This amount represents fees paid to Mr. Arline in connection with certain accounting and tax preparation and consulting services provided to The Flooring Zone, Inc. Mr. Arline resigned as a director of The Flooring Zone, Inc. on October 9, 2008.

Director Stock Purchase Plan

We do not currently have a director stock purchase plan in place.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The common stock of The Flooring Zone, Inc. began trading on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol FZON on April 12, 2007. Prior to April 12, 2007 our securities were not traded publicly. As of October 9, 2008, we had approximately 97 shareholders holding 45,000,000 common shares.

The published bid and ask quotations from April 12, 2007 through September 30, 2008 are included in the chart below. This information was obtained from Pink OTC Markets Inc. These quotations represent prices between dealers and do not include retail markup, markdown or commissions. In addition, these quotations do not represent actual transactions and have not been adjusted for stock dividends or splits.

	BID PRICES		ASK PRICES
	HIGH	LOW	HIGH	LOW
2008
Third Quarter	.30	.25	.75	.50
Second Quarter	.35	.30	.55	.35
First Quarter	.55	.55	.95	.95

2007
Fourth Quarter	.55	.35	.95	.45
Third Quarter	1.16	.35	1.65	.505
Second Quarter(1)	1.25	.25	1.05	1.50

(1) Represents prices from April 12, 2007 (the date the Company stock began trading on the OTCBB) to June 30, 2007.

Dividends

We have not declared a cash dividend on any class of common equity in the last three fiscal years. There are no restrictions on our ability to pay cash dividends, other than state law that may be applicable; those limit the ability to pay out all earnings as dividends. Our board of directors does not anticipate paying any dividends in the foreseeable future; it intends to retain the earnings that could be distributed, if any, for the operations.

Securities for Issuance Under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a)) (c)
Equity compensation plans approved by security holders	-0-	$0.00	455,000
Equity compensation plans not approved by security holders	-0-	$0.00	-0-
Total	-0-	$0.00	455,000

The Flooring Zone, Inc., 2003 Stock Incentive Plan (the “Plan”) was adopted on May 13, 2003. The Plan allow us to grant options to our key employees, officers, directors, consultants, advisors and sales representatives to purchase up to 500,000 shares of its $.001 par value restricted common stock at an exercise price to be determined by the Stock Option Committee of the board at the time of grant.

On June 18, 2003 we granted options under the Plan to 26 employees to purchase an aggregate of 45,000 shares of our common stock at an exercise price of $1.25. The options were exercisable for a period of two years from the date of grant and vested immediately. Between June 20, 2003 and September 30, 2003 all of the options were exercised.

There are currently no options, warrants or rights outstanding under the Plan.

RECENT SALES OF UNREGISTERED SECURITIES

On October 9, 2008, we issued 35,000,000 shares to acquire all of the outstanding capital stock of Profire Combustion, Inc. from its three shareholders. These shares were issued without registration under the Securities Act of 1933 to one U.S. person in reliance upon Section 4(2) of the Securities Act of 1933 and to two non U.S. persons in reliance on Regulation S of rules and regulations promulgated under the Securities Act of 1933.

DESCRIPTION OF REGISTRANT’S SECURITIES

Description of Common Stock. Our authorized capital stock consists of 100,000,000 shares of common stock with a $.001 par value and 10,000,000 shares of preferred stock with a $.001 par value. As of October 9, 2008, we had 45,000,000 common shares outstanding. We have no preferred shares outstanding. Holders of our common shares are entitled to receive dividends when declared by the board of directors out of funds legally available therefore. Any such dividends may be paid in cash, property or shares. We have not paid any dividends since our inception. All dividends will be subject to the discretion of the board of directors, and will depend upon, among other things, our operating and financial conditions, capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on our shares will be paid in the future.

All common shares have equal voting rights and, when validly issued and outstanding, will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the common shares present, in person or by proxy at any legally convened shareholders' meeting at which the board of directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the board of directors.

Common shares have no preemptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. Each common share is entitled to share pro rata any assets available for distribution to holders of its equity securities upon our liquidation.

Description of Preferred Stock. We currently have authorized 10,000,000 shares of preferred stock, $.001 par value, with no shares issued or outstanding. No rights, privileges and preferences have been designated for our preferred stock. Our board of directors is authorized to divide our preferred shares into classes or series and to designate the rights, privileges and preferences of any such class or series of preferred stock by resolution prior to its issuance.

Description of Stock Options. We currently have no stock options outstanding. We have adopted The Flooring Zone, Inc., 2003 Stock Incentive Plan (the “Plan”) allowing us to offer our key employees, officers, directors, consultants and sales representatives, an opportunity to acquire a proprietary interest in our corporation. The various types of incentive awards which may be provided under the Plan will enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. The total number of common shares reserved and available for distribution under the Plan was 500,000 shares. These shares will underlie the options granted by us pursuant to the Plan. In June 2003, we granted stock options to purchase up to 45,000 shares of our common stock. All such options were exercised prior to the year ended December 31, 2003. At the current time, there are no stock options outstanding. The Plan does not provide option holders protection against dilution. Neither the options available under the Plan, nor the shares underlying the option have preemptive rights.

In the case of any reclassification, change, consolidation, merger, sale or conveyance of our shares to another corporation, we will make adequate provision whereby the registered holder of any outstanding option will have the right thereafter to receive an exercise of the options immediately prior to the reclassification, change, consolidation, merger, sale or conveyance of our shares.

Other provisions of the options that may be granted under the Plan are set forth below. This information is subject to the provisions of the Plan and the terms of each individual stock option grant. The following information is a summary of The Flooring

Zone, Inc., 2003 Stock Incentive Plan:

1.   The shares underlying the options offered pursuant to the Plan are subject to the same rights and restrictions as other shares.

2.	Once an option is granted, we may not call the option.

3.   The options may not be sold prior to six months from the date of the grant of the related award without our prior approval.

4.   Unless exercised within the time provided for exercise, the options will automatically expire.

5.   The exercise price per share purchasable under a stock option shall be determined by the Committee at the time of grant and may not be less that 100% of Fair Market Value of the shares, provided however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder shall not be less than 110% of the Fair Market Value of the shares.

6.   There is no minimum number of shares that must be purchased upon exercise of the option.

7.   The option holders, in certain instances, are protected against dilution of their interest represented by the underlying shares upon the occurrence of stock dividends, stock splits, reclassifications and mergers.

Transfer Agent. OTC Stock Transfer, Inc. located at 231 East 2100 South, Salt Lake City, Utah 84165, Telephone (801) 485-5555, is our transfer agent.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for indemnification to the fullest extent permitted by Nevada law. Specifically, our Articles provide that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 2.01 is incorporated by reference herein.

Item 4.01 Changes in Registrant’s Certifying Accountant

As noted above, Profire is considered the accounting acquirer for accounting purposes as a result of the closing of the Acquisition Agreement. On October 10, 2008 the board of directors determined to terminate the engagement of Mantyla McReynolds, LLC the firm that had been serving as the independent registered public accounting firm of the Flooring Zone and engaged Child, Van Wagoner & Bradshaw, PLLC, the firm that has served as the independent registered public accounting firm of Profire.

The audit reports of Mantyla McReynolds LLC for the fiscal years ended December 31, 2007 and December 31, 2006 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles, except for a going concern paragraph expressing substantial doubt about the ability of the Company to continue as a going concern.

In connection with its audits for the past two fiscal years and review of unaudited financial statements through June 30, 2008 and through the date of dismissal there were no disagreements with Mantyla McReynolds LLC, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Mantyla McReynolds LLC, would have caused them to make reference to the subject matter thereto in its reports on the financial statements for such years.

During the two most recent fiscal years and through October 10, 2008 there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

The Company has provided Mantyla McReynolds, LLC with a copy of the foregoing disclosure and requested that Mantyla McReynolds, LLC provide the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this Item. A copy of such letter, dated October 10, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On October 10, 2008, the board of directors engaged Child, Van Wagoner & Bradshaw, PLLC to serve as the Company’s independent registered public accounting firm. During the two most recent fiscal years and through October 10, 2008, the Company had not consulted with Child, Van Wagoner & Bradshaw, PLLC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by Child, Van Wagoner & Bradshaw, PLLC that was an important factor considered by our audit committee in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (within the meaning of Instruction 4 of Item 304 of Regulations S-K), or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K.)

Item 5.01 Changes in Control of Registrant

The information set forth in Item 2.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 is incorporated by reference herein.

On October 9, 2008, Mr. Joel Arline tendered his resignation as a director of The Flooring Zone, Inc. Mr. Arline was not a member of any committee of the board of directors. Mr. Arline’s resignation was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Since inception, the fiscal year end of The Flooring Zone, Inc. has been December 31. The fiscal year end of Profire Combustion, Inc. is March 31. Following the interpretive guidelines of the Commission, The Flooring Zone, Inc. elected to formally change its fiscal year end from December 31 to March 31 to match the fiscal year end of Profire Combustion, Inc. On October 8, 2008, the board of directors of The Flooring Zone, Inc. acted by unanimous written consent to change the fiscal year end of The Flooring Zone, Inc. from December 31 to March 31.

In connection with this change in the fiscal year end, the board of directors approved amendments to the Bylaws of The Flooring Zone, Inc., to reflect the change in the fiscal year end and to update the address of The Flooring Zone, Inc. These were the only changes to the Bylaws.

The description of the amendments to the Bylaws of The Flooring Zone, Inc. contained in this Current Report on Form 8-Kis only a summary of that document and is qualified in its entirety by reference to the terms of the Bylaws of The Flooring Zone, Inc (As Amended through October 8, 2008), a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 5.06 Change in Shell Company Status

The information set forth in Item 2.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Being Acquired

Audited financial statements of Profire Combustion, Inc.

(b) Pro Forma Financial Information

Not applicable

(c)	Pro Forma Financial Information - Shell Company Transaction

Unaudited condensed combined pro forma balance sheet at March 31, 2008

Unaudited condensed combined pro forma statement of operations and comprehensive income for the years ended December 31, 2008 and March 31, 2008

Unaudited condensed combined pro form balance sheet at June 30, 2008

Unaudited condensed combined pro forma statement of operations and comprehensive income for the three months ended June 30, 2008

(d) Exhibits

Exhibit 3.1	Bylaws of The Flooring Zone, Inc. (As Amended through October 8, 2008)

Exhibit 10.1	Acquisition Agreement among The Flooring Zone, Inc. and Profire Combustion, Inc. and the Shareholders of Profire Combustion, Inc. dated September 30, 2008

Exhibit 16.1	Letter of Mantyla McReynolds, LLC

Exhibit 17.1	Resignation Letter of Joel Arline

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FLOORING ZONE, INC.

Dated: October 14, 2008	By:	/s/ Andrew Limpert
Andrew Limpert
Secretary

Profire Combustion Inc.

Financial Statements

For the Three Months Ended June 30, 2008 (Unaudited)

And Years Ended March 31, 2008 and 2007

Profire Combustion Inc.

Financial Statements

INDEX

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Balance Sheets as of June 30, 2008 (auaudited), March 31, 2008, and 2007	2

Statements of Operations and Comprehensive Income for the three months ended

June 30, 2008 (unaudited) and the years ended March 31, 2008 and 2007	3

Statements of Stockholders’ Equity for the three months ended June 30, 2008

(unaudited) and the years ended March 31, 2008 and 2007	4

Statements of Cash Flows for the three months ended June 30, 2008 (unaudited)

and the years ended March 31, 2008 and 2007	5
Notes to the Financial Statements	6 - 10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of

Profire Combustion Inc.

Bay 12, 55 Alberta Ave.

Spruce Grove, AB T7X 3A6

CANADA

We have audited the accompanying balance sheets of Profire Combustion, Inc. (the Company) as of March 31, 2008 and 2007, and the related statements of operations and comprehensive income, cash flows, and statement of stockholders’ equity for the years ended March 31, 2008 and 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Profire Combustion, Inc. as of March 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

August 21, 2008

1

Profire Combustion Inc.
Balance Sheets

	June 30, 2008	March 31, 2008	March 31, 2007
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$3,807	$33,097	$82
Accounts receivable, net of allowance of $14,000	1,244,972	1,313,638	551,880
Inventory	403,171	438,985	127,432
Prepaid expenses	409	403	1,615
Other assets	3,553	-	-
Available for sale securities (Note 6)	15,350	13,450	-
Total current assets	1,671,262	1,799,573	681,009

Property and equipment
Furniture and fixtures	12,831	12,621	9,944
Machinery and equipment	266,532	259,797	235,367
Buildings	267,036	262,671	234,192
Land	49,451	48,643	43,369
	595,850	583,732	522,872
Less accumulated depreciation	(169,304)	(156,053)	(101,824)
Property and equipment, net	426,546	427,679	421,048

TOTAL ASSETS	$2,097,808	$2,227,252	$1,102,057

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Checks drawn in excess of bank balances	$162,845	$-	$17,309
Accounts payable	189,582	530,548	80,271
Accrued liabilities	294,320	307,243	165,001
Income taxes payable	13,614	60,667	45,337
Current portion of long-term debt (Note 3)	-	-	10,648
Short-term debt, related party (Note 3)	197,804	194,571	-
Total current liabilities	858,165	1,093,029	318,566

Long-term liabilities (Note 3)	-	-	35,166

Total liabilities	858,165	1,093,029	353,732

Stockholders' Equity
Common stock, no par value; unlimited number of
shares authorized, 200 shares issued and outstanding
at June 30, 2008, March 31, 2008 and March 31, 2007	173	173	173
Retained earnings	1,124,932	1,038,327	744,800
Accumulated other comprehensive income	114,538	95,723	3,352
Total Stockholders' Equity	1,239,643	1,134,223	748,325

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,097,808	$2,227,252	$1,102,057

The accompanying notes are an integral part of these financial statements

2

Profire Combustion Inc.
Statements of Operations and Comprehensive Income

	Three months ended	Year ended	Year ended
	June 30, 2008	March 31, 2008	March 31, 2007
REVENUE	(unaudited)
Sales of goods, net of returns,
allowances and discounts	$949,033	$3,569,373	$1,426,087
Sales of services, net of returns,
allowances and discounts	215,543	783,163	732,028
Total revenues	1,164,576	4,352,536	2,158,115

COST OF GOODS SOLD	673,232	2,591,562	1,008,215

GROSS PROFIT	491,344	1,760,974	1,149,900

General and administrative expenses	257,858	985,899	641,138
Payroll expense	124,403	365,640	166,595
Depreciation expense	11,112	51,434	52,715
	393,373	1,402,973	860,448

Other income (expense)
Impairment in value of available for sale securities	-	(20,560)	-
Gain on sale of fixed assets	2,272	27,056	-
Interest expense	(15)	(10,597)	(7,938)
Interest income	-	12	4
Total other income (expense)	2,257	(4,089)	(7,934)

INCOME BEFORE TAXES	100,228	353,912	281,518

Provision for income tax expense (Note 5)	13,623	60,385	45,906

NET INCOME	86,605	293,527	235,612

Foreign currency translation adjustment	18,815	92,371	3,352

TOTAL COMPREHENSIVE INCOME	$105,420	$385,898	$238,964

BASIC AND DILUTED EARNINGS PER SHARE
Net income per common share - basic
and diluted	$433.02	$1,467.64	$1,178.06

Weighted average number of shares
used to determine net income per share	200	200	200

The accompanying notes are an integral part of these financial statements

3

Profire Combustion Inc.
Statements of Stockholders' Equity
For the Three Months Ended June 30, 2008 (unaudited) and the Years Ended March 31, 2008 and 2007

				Accumulated Other	Total
	Common Stock		Retained	Comprehensive	Stockholders'
	Shares	Amount	Earnings	Income	Equity
Balance, March 31, 2006	200	$173	$509,188	$-	$509,361
Foreign currency translation	-	-	-	3,352	3,352
Net income	-	-	235,612	-	235,612

Balance, March 31, 2007	200	173	744,800	3,352	748,325
Foreign currency translation	-	-	-	92,371	92,371
Net income	-	-	293,527	-	293,527

Balance, March 31, 2008	200	173	1,038,327	95,723	1,134,223
Foreign currency translation	-	-	-	18,815	18,815
Net income	-	-	86,605	-	86,605

Balance June 30, 2008	200	$173	$1,124,932	$114,538	$1,239,643

The accompanying notes are an integral part of these financial statements

4

Profire Combustion Inc.
Statements of Cash Flows

	Three months ended	Year ended	Year ended
	June 30, 2008	March 31, 2008	March 31, 2007
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$86,605	$293,527	$235,612
Adjustments to reconcile net income to net
cash (used in) provided by operating activities
Depreciation	11,112	41,638	52,705
Loss (gain) on sale of equipment	(2,272)	27,056	-
Changes in operating assets and liabilities:
Trade receivables	90,554	(691,188)	(224,897)
Prepaid expenses	-	1,402	10,053
Inventory	43,139	(294,584)	(64,677)
Accounts payable	(359,892)	438,325	(30,589)
Accrued liabilities	(56,270)	131,337	213,798
Provision for decrease (increase) in value of available for sale securities	-	20,560	-
Decrease in other assets	(3,331)	-	1,198
Net cash (used in) provided by operating activities	(190,355)	(31,927)	193,203

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	4,379	6,776	-
Purchase of property and equipment	(6,875)	(31,122)	(209,080)
Purchase of available for sale securities	-	(33,881)	-
Net cash (used in) investing activities	(2,496)	(58,227)	(209,080)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayments of) proceeds from checks drawn in excess of bank balances	162,959	(19,318)	17,524
Proceeds from long-term notes	-	193,603	-
Repayment of long-term debt	-	(51,130)	(10,780)
Net cash provided by financing activities	162,959	123,155	6,744

Effect of foreign currency translation adjustment	602	14	148

NET INCREASE (DECREASE) IN CASH	(29,290)	33,015	(8,985)

CASH, BEGINNING OF PERIOD	33,097	82	9,067

CASH, END OF PERIOD	$3,807	$33,097	$82

SUPPLEMENTAL CASH FLOW INFORMATION
Cash Payments For:
Interest:	$15	$10,594	$7,936
Income taxes:	$61,719	$45,337	$26,079

The accompanying notes are an integral part of these financial statements

5

Profire Combustion Inc.

Notes to the Financial Statements

For the Three Months Ended June 30, 2008 (unaudited), and the Years Ended March 31, 2008 and 2007

Note 1 – Summary of Significant Accounting Policies

This summary of significant accounting policies of Profire Combustion Inc. (“the Company”) is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America (US GAAP) and have been consistently applied in the preparation of the financial statements.  All necessary adjustments have been made to present the financial statements in accordance with US GAAP.

Organization and Line of Business

The Company was incorporated on March 6, 2002 in the province of Alberta, Canada.

The Company provides products and services for burners and heaters for the oil and gas industry in the Canadian and US markets.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reportable amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Earnings Per Share

The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented. The net earnings per shares for the three months ended June 30, 2008 and the years ended March 31, 2008 and 2007 are as follows:

	Three months ended	Years ended March 31,
	June 30, 2008	2008	2007
Net income applicable to common shareholders	$86,605	$293,527	$235,612
Weighted average shares outstanding	200	200	200
Neat earnings per share	$433.02	$1,467.64	$1,178.06

Foreign Currency and Comprehensive Income

The Company’s functional currency is the Canadian dollar (CAD). The financial statements of the Company were translated to USD using year-end exchange rates for the balance sheet, and average exchange rates for the statements of operations. Equity transactions were translated using historical rates. The period-end exchange rates of 1.0111, 1.0279 and 1.1529 were used to convert the Company’s June 30, 2008, March 31, 2008 and 2007 balance sheets, respectively, and the statements of operations used weighted average rates of 1.01039, 1.0327 and 1.1386 for the three months ended June 30, 2008, and the years ended March 31, 2008 and 2007, respectively. All amounts in the financial statements and footnotes are presumed to be stated in USD, unless otherwise identified. Foreign currency translation gains or losses as a result of fluctuations in the exchange rates are reflected in the Statement of Operations and Comprehensive Income.

Accounting Method and Fiscal Year

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a fiscal year ending on March 31.

6

Profire Combustion Inc.

Notes to the Financial Statements

For the Three Months Ended June 30, 2008 (unaudited), and the Years Ended March 31, 2008 and 2007

Note 1 – Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company records sales when a firm sales agreement is in place, delivery has occurred or services have been rendered, and collectability of the fixed or determinable sales price is reasonably assured. If customer acceptance of products is not assured, the Company records sales only upon formal customer acceptance.

Income Taxes

The Company is subject to Canadian income taxes on its world-wide income with a credit provided for foreign taxes paid. The Company is a Canadian-controlled private corporation and receives a small business deduction that applies to the first $400,000 of income. The effective rates of income tax are 13.6%, 17.1% and 16.3% for the periods ended June 30, 2008, March 31, 2008 and 2007 respectively.

For the periods ended June 30, 2008, March 31, 2008 and 2007, the Company has deferred income tax assets of $927, $562, and $4,464.

Accounts Receivable

Receivables from the sale of goods and services are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts.  The allowance is calculated based on past collectability and customer relationships,.  The Company did not find it necessary to record an allowance for doubtful accounts for the periods ended June 30, 2008, March 31, 2008 and 2007 since it determined that all accounts are collectible.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents include cash and all debt securities with an original maturity of 90 days or less.

As of June 30, 2008, and March 31, 2008 and 2007, book balances totaled $3,807, $33,097 and $82, respectively. These deposits were insured entirely by insurance accounts held by the Company’s banks guaranteed by the Province of Alberta, Canada.

Inventory

In accordance with ARB No. 43 “Inventory Pricing,” the Company’s inventory is valued at the lower of cost (the purchase price, including additional fees) or market based on using the entire value of inventory.  Inventories are determined based on the first-in first-out (FIFO) basis. Inventory consists of finished goods (98%) held for sale and work in progress (2%).

Property and Equipment

Property and equipment is stated at cost.  Depreciation on property and equipment is computed using the diminishing balance method over the estimated useful lives of the assets.  The estimated useful lives of the assets are as follows:

Assets	Estimated useful life
Furniture and fixtures	10 Years
Machinery and equipment	7-10 Years
Buildings	50 Years
	Depreciation Expense
	Three months ended	Years ended March 31,
	June 30, 2008	2008	2007
Cost of goods sold	$-	$-	$-
General & administrative	11,112	51,434	52,715
Total	$11,112	$51,434	$52,715

7

Profire Combustion Inc.

Notes to the Financial Statements

For the Three Months Ended June 30, 2008, and the Years Ended March 31, 2008 and 2007

Note 1 – Summary of Significant Accounting Policies (continued)

Shipping and handling fees and costs

The Company records all amounts billed to customers related to shipping and handling fees as revenue.

The Company classifies expenses for shipping and handling costs as general and administrative expenses. The Company incurred shipping and handling costs of $8,119, $9,112 and $6,846 during the three months ended June 30, 2008, and the years ended March 31, 2008 and 2007, respectively.

Advertising costs

The company classifies expenses for advertising as general and administrative expenses. The company incurred advertising costs of $5,051, $18,235 and $12,750 during the three months ended June 30, 2008, and the years ended March 31, 2008 and 2007, respectively.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  The statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for fiscal years beginning on or after December 15, 2008.  The statement applies prospectively as of the beginning of the fiscal year in which this is applied.

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations.”  This statement replaces FASB Statement No. 141, “Business Combinations.”  This statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination.  This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement.  This Statement requires the costs incurred to effect the acquisition (acquisition-related costs) to be recognized separately from the acquisition.  Also, this statement requires the acquirer to recognize those restructuring costs separately from the business combination.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In March of 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 161, “Disclosures about Derivative Instruments and Hedging Activities”—an amendment of FASB Statement No. 133, “Accounting for Derivatives and Hedging Activities.”  SFAS No. 161 has the same scope as Statement No. 133 but requires enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  SFAS No. 161 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

8

Profire Combustion Inc.

Notes to the Financial Statements

For the Three Months Ended June 30, 2008 (unaudited), and the Years Ended March 31, 2008 and 2007

Note 1 – Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements (continued)

In May of 2008 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 163, “Accounting for Financial Guarantee Insurance – an interpretation of FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises”. This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This statement also clarifies how Statement 60 applies to financial guarantee insurance contracts. This statement is effective for fiscal years beginning after December 15, 2008. This statement has no effect on the Company’s financial reporting at this time.

In May of 2008, the FASB issued Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This statement identifies literature established by the FASB as the source for accounting principles to be applied by entities which prepare financial statements presented in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following approval by the SEC of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” This statement will require no changes in the Company’s financial reporting practices.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

Note 2 – Debt

The long-term and short-term debt consists of the following:

Lender	Blended Monthly Payments	Interest Rate	Matures in	June 2008	Loan balance March 2008	March 2007
Truck loan GMAC Canada	$1,009	2.9%	2011	$ -	$ -	$ 45,814
Promissory note from stockholders	-	0%	2009	197,804	194,571
Less: short-term debt and current portion of long-term debt				(194,804)	(194,571)	(10,648)
Long-term debt, less current portion				$ -	$ -	$ 35,166

At March 31, 2007, a vehicle with a carrying value of $34,153 was pledged as security against the loan from GMAC Canada. The loan was paid in full during the 2008 fiscal year.

In 2008, two of the stockholders lent funds of $200,000 Canadian Dollars (the Company’s functional currency) by way of an unsecured promissory note, which is non-interest bearing and is due March 30, 2009. This balance has been converted to USD as of March 31, 2008 at a rate of 1.0279 to $194,571 for balance sheet reporting and an average rate of 1.0327 to $193,603 for purposes of the statement of cash flows for the year ended March 31, 2008. The $200,000 balance was converted at a rate of 1.0111 to $197,804 US Dollars for balance sheet reporting as of June 30, 2008.

Imputed interest was calculated on the shareholder loans as of the dates of the balance sheets using the prime rate in effect as of the date of the note and was determined by management to have an immaterial impact on the financial statements.

9

Profire Combustion Inc.

Notes to the Financial Statements

For the Three Months Ended June 30, 2008 (unaudited), and the Years Ended March 31, 2008 and 2007

Note 3 – Stockholders’ Equity

The Company had the following authorized stock:

An unlimited number of no par value shares:

Class A Voting common stock,

Class B Voting common stock,

Class C Non-voting common stock,

Class D Non-voting common stock,

Class E Preferred, non-voting stock,

Class F Preferred voting stock, and

The Company had issued 200 shares of Class A common stock.

Note 4 – Financial Instruments

For accounts receivable, accounts payable, accrued liabilities, current portion of long-term debt and long-term debt, the carrying amounts of these financial instruments approximates their fair value. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Note 5 – Provision for Income tax

RECONCILIATION OF CANADIAN FEDERAL/PROVINCIAL STATUTORY INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE

	June 2008	March 2008	March 2007
Canadian federal and provincial statutory rate	29.5%	31.5%	32.1%
Decrease in rate on income subject to the small business deduction	(15.9)	(16.3)	(16.1)
Increase in rate resulting from non-deductible expenses		(0.1)	(0.3)
	(15.9)	(16.4)	(16.4)
Effective income tax rate	13.6%	17.1%	16.3%

The following are temporary items: Increase in rate resulting from non-deductible write-down of marketable securities, increase in rate resulting from depreciation and loss on equipment for book purposes in excess of depreciation for income tax purposes and decrease in rate resulting from depreciation and loss on equipment for book purposes in excess of depreciation for income tax purposes. These temporary differences are insignificant.

10

Profire Combustion Inc.

Notes to the Financial Statements

For the Three Months Ended June 30, 2008 (unaudited), and the Years Ended March 31, 2008 and 2007

Note 6 – Available for sale securities

The following table sets forth the available for sale securities held by the Company as of March 31, 2008:

Company name	Symbol	Shares	Market value (USD) as of 3/31/08	Fair market value (USD)
Copper King Mining Corporation	CPRK	50,000	$ 0.053	$ 2,650
Deep Blue Marine Inc.	DPBE	1,200,000	0.009	10,800
Total value of trading securities				$ 13,450

The following table sets forth the available for sale securities held by the Company as of June 30, 2008:

Company name	Symbol	Shares	Market value (USD) as of 6/30/08	Fair market value (USD)
Copper King Mining Corporation	CPRK	50,000	$ 0.063	$ 3,150
Deep Blue Marine Inc.	DPBE	1,200,000	0.010	12,200
Total value of trading securities				$ 15,350

11

Profire Combustion, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	The Flooring
	Zone, Inc.	Profire				Adjusted
	(Shell)	Combustion, Inc.	Combined	Pro Forma		ProForma
	March 31, 2008		Totals	Adjustments	AJE	Totals
ASSETS

Current Assets:
Cash	$ 740	$ 33,097	$ 33,837	$ -		$ 33,837
Accounts receivable	-	1,313,638	1,313,638	-		1,313,638
Inventory	-	438,985	438,985	-		438,985
Other current assets	-	13,853	13,853	-		13,853
Total Current Assets	740	1,799,573	1,800,313	-		1,800,313

Property and Equipment, net:	-	427,679	427,679	-		427,679
Other Assets:	5,230	-	5,230	-		5,230
TOTAL ASSETS	$ 5,970	$ 2,227,252	$ 2,233,222	$ -		$ 2,233,222

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$ 100,824	$ 530,548	$ 631,372	$ -		$ 631,372
Related party payable	1,141,993	194,571	1,336,564	-		1,336,564
Bank overdraft	-	-	-	-		-
Accrued expenses	8,967	307,243	316,210	-		316,210
Other current liabilities	22,764	60,667	83,431	-		83,431
Total Current Liabilities	1,274,548	1,093,029	2,367,577	-		2,367,577

Long-Term Liabilities:
Notes payable	137,211	-	137,211	-		137,211
Note payable - related party	1,044,009	-	1,044,009	-		1,044,009
Total Long-Term Payables	1,181,220	-	1,181,220	-		1,181,220
Total Liabilities	2,455,768	1,093,029	3,548,797	-		3,548,797

Stockholders' Equity (Deficit):
Preferred stock	-	-	-	-		-

Common stock	19,570	173	19,743	35,000	[1]	45,000
				(173)	[4]
				(9,570)	[2]
				-
Additional paid-in capital	760,509	1,038,327	1,798,836	(35,000)	[1]	(1,456,298)
				(3,229,877)	[3]
				9,570	[2]
				173	[4]
Retained earnings (deficit)	(3,229,877)	95,723	(3,134,154)	3,229,877	[3]	95,723
Total Stockholders' Equity (Deficit)	(2,449,798)	1,134,223	(1,315,575)	-		(1,315,575)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$ 5,970	$ 2,227,252	$ 2,233,222	$ -		$ 2,233,222

[1]	To record the issuance of 35 million shares of The Flooring Zone, Inc. common stock to acquire 100% of the issued and outstanding common stock of Profire Combustion, Inc.

[2]	To record the cancellation of The Flooring Zone, Inc. shares leaving 10,000,000 shares outstanding immediately prior to the acquisition
[3]	To eliminate accumulated deficit of The Flooring Zone, Inc.
[4]	To eliminate the common stock of Profire Combustion, Inc.

Profire Combustion, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND MARCH 31, 2008, RESPECTIVELY

	The Flooring
	Zone, Inc.	Profire			Pro-Forma
	(Shell)	Combustion, Inc.			Adjusted
	for the Year Ended	for the Year Ended	Combined		Combined
	December 31, 2007	March 31, 2008	Totals	Adjustments	Totals

REVENUES

Sales revenue	$ -	$ 3,569,373	$ 3,569,373	$ -	$ 3,569,373
Other revenue	-	783,163	783,163	-	783,163
Total Revenues	-	4,352,536	4,352,536	-	4,352,536

COST OF SALES	-	2,591,562	2,591,562	-	2,591,562

GROSS PROFIT	-	1,760,974	1,760,974	-	1,760,974

OPERATING EXPENSES
General and administrative	58,280	1,351,539	1,409,819	-	1,409,819
Depreciation and depletion	-	51,434	51,434	-	51,434
Total Costs and Expenses	58,280	1,402,973	1,461,253	-	1,461,253

OPERATING INCOME (LOSS)	(58,280)	358,001	299,721	-	299,721

OTHER INCOME (EXPENSE)
Interest expense	(131,742)	(10,597)	(142,339)	-	(142,339)
Impairment of securities	-	(20,560)	(20,560)	-	(20,560)
Gain on sale of assets	-	27,056	27,056	-	27,056
Other income	-	12	12	-	12
Total Other Income (Expense)	(131,742)	(4,089)	(135,831)	-	(135,831)

LOSS BEFORE INCOME TAXES	(190,022)	353,912	163,890	-	163,890
INCOME FROM DISCONTINUED
OPERATIONS, NET OF TAX	14,749	-	14,749	-	14,749
INCOME TAX EXPENSE	-	60,385	60,385	-	60,385

NET INCOME (LOSS)	(175,273)	293,527	118,254	-	118,254

FOREIGN CURRENCY TRANSLATION	-	92,371	92,371		92,371

NET COMPREHENSIVE INCOME (LOSS)	$ (175,273)	$ 385,898	$ 210,625	$ -	$ 210,625

INCOME (LOSS) PER SHARE	$ (0.01)	$ 1,929.49			$ 0.00
WEIGHTED AVERAGE SHARES	19,569,750	200		25,430,050	45,000,000

Profire Combustion, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	The Flooring
	Zone, Inc.	Profire				Adjusted
	(Shell)	Combustion, Inc.	Combined	Pro Forma		ProForma
	June 30, 2008		Totals	Adjustments	AJE	Totals
ASSETS

Current Assets:
Cash	$ 600	$ 3,807	$ 4,407	$ -		$ 4,407
Accounts receivable	-	1,244,972	1,244,972	-		1,244,972
Inventory	-	403,171	403,171	-		403,171
Other current assets	-	19,312	19,312	-		19,312
Total Current Assets	600	1,671,262	1,671,862	-		1,671,862

Property and Equipment, net:	-	426,546	426,546	-		426,546

TOTAL ASSETS	$ 600	$ 2,097,808	$ 2,098,408	$ -		$ 2,098,408

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$ 23,045	$ 189,582	$ 212,627	$ -		$ 212,627
Related party payable	46,440	197,804	244,244	-		244,244
Bank overdraft	-	162,845	162,845	-		162,845
Accrued expenses	-	294,320	294,320	-		294,320
Other current liabilities	-	13,614	13,614	-		13,614
Total Current Liabilities	69,485	858,165	927,650	-		927,650

Long-Term Liabilities:
Notes payable	-	-	0	-		-

Total Long-Term Payables	-	-	0	-		-

Total Liabilities	69,485	858,165	927,650	-		927,650

Stockholders' Equity (Deficit):
Preferred stock	-	-	0	-		-

Common stock	16,225	173	16,398	35,000	[1]	45,000
				(173)	[4]
				(6,225)	[2]
				-
Additional paid-in capital	3,203,087	1,124,932	4,328,019	(35,000)	[1]	1,011,220
				(3,288,197)	[3]
				6,225	[2]
				173	[4]
Retained earnings (deficit)	(3,288,197)	114,538	(3,173,659)	3,288,197	[3]	114,538

Total Stockholders' Equity (Deficit)	(68,885)	1,239,643	1,170,758	-		1,170,758

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$ 600	$ 2,097,808	$ 2,098,408	$ -		$ 2,098,408

[1]	To record the issuance of 35 million shares of The Flooring Zone common stock to acquire 100% of the issued and outstanding common stock of Profire Combustion

[2]	To record the cancellation of The Flooring Zone shares leaving 10,000,000 shares outstanding immediately prior to the acquisition
[3]	To eliminate accumulated deficit of The Flooring Zone
[4]	To eliminate shares of The Flooring Zone

Profire Combustion, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2008
	The Flooring				Pro-Forma
	Zone, Inc.	Profire			Adjusted
	(Shell)	Combustion, Inc.	Combined		Combined
	For the Three Months Ended June 30, 2008		Totals	Adjustments	Totals
REVENUES

Sales revenue	$ -	$ 949,033	$ 949,033	$ -	$ 949,033
Service revenue	-	215,543	215,543	-	215,543
Total Revenues	-	1,164,576	1,164,576	-	1,164,576

COST OF SALES	-	673,232	673,232	-	673,232

GROSS PROFIT	-	491,344	491,344	-	491,344

OPERATING EXPENSES
General and administrative	27,829	382,261	410,090	-	410,090
Depreciation	-	11,112	11,112	-	11,112
Total Costs and Expenses	27,829	393,373	421,202	-	421,202

OPERATING INCOME (LOSS)	(27,829)	97,971	70,142	-	70,142

OTHER INCOME (EXPENSE)
Interest expense	(30,492)	(15)	(30,507)	-	(30,507)
Other income	-	2,272	2,272	-	2,272
Total Other Income (Expense)	(30,492)	2,257	(28,235)	-	(28,235)

INCOME BEFORE INCOME TAXES	(58,321)	100,228	41,907	-	41,907
INCOME TAX EXPENSE	-	13,623	13,623	-	13,623

NET INCOME (LOSS)	(58,321)	86,605	28,284	-	28,284

FOREIGN CURRENCY TRANSLATION	-	18,815	18,815		18,815

NET COMPREHENSIVE INCOME (LOSS)	$ (58,321)	$ 105,420	$ 47,099	$ -	$ 47,099
INCOME (LOSS) PER SHARE	$ (0.00)	$ 527.10			$ 0.00
WEIGHTED AVERAGE SHARES	19,551,371	200		25,448,429	45,000,000